# Binding Letter of Intent
# (CONFIDENTIAL)

May 21, 2021

This binding letter of intent (the "LOI") is for use by Marathon Digital Holdings ("MARA") and Compute North LLC ("Company") in structuring a cost-effective hosting partnership. Except with respect to the expressly binding terms set forth herein, this LOI is subject to the parties executing formal definitive agreements with customary terms and conditions that set forth their respective rights and obligations with respect to the following:

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| **Hosting Requirements** | MARA has intentions of significant hosting requirements to be executed by Compute North LLC:<br>• September Batch 2021: 8,100 Units (6,000 S19j Pro; 2100 S19 Pro)<br>• October Batch 2021: 10,500 units (8,500 S19j Pro; 2,000 S19j)<br>• November Batch 2021: 14,700 units (9,200 S19j Pro; 5,500 S19j)<br>• December Batch 2021: 24,500 units (19,000 S19j Pro; 5,500 S19j)<br>• January Batch 2022: 15,200 units (S19j Pro)<br>**Total: 73,000 units** |
| **Infrastructure Financing** | Marathon is to provide an 18-month bridge loan for \$67M according to the schedule listed in "Project Timeline Requirements". The loan shall be structured as an interest-only loan with no pre-payment penalty. Interest rate shall be 0% for the initial twelve-month period and 12% for the last six months. Loan amount is exclusive of Compute North's estimation of "Expedite Fees" to meet the Deployment Completion Schedule. Loan will be collateralized solely by the hosting infrastructure housing MARA mining equipment. Loan will be due in the event Compute North completes an equity raise via an IPO or similar equity transaction which includes the MARA hosting infrastructure. Interest and repayment are subject to tolling based on the Batch Deployment Completion Schedule. |
| **Expedite Fees** | Compute North estimates \$14M in Expedite Fees in order to meet MARA's deployment timeline. These fees consist of \$8M in construction/electrical premium as well as \$6M in supply chain expediting. MARA agrees to pay a total of \$8M toward these estimated fees by 2pm CDT 5/21/21. In lieu of the \$6M balance, MARA is waiving interest charges for the initial 12 month period. |
| **Energy/Hosting Cost(s)** | Based on the "Hosting Requirements", "Infrastructure Financing", and "Expedite Fees" detailed above, Compute North is offering an "all-in" hosting rate of <u>\$0.044 kWh</u>. |
| **Hosting Package** | MARA will operate on Compute North's managed "Select" hosting package @ \$0.50 per month, per miner pursuant to Compute North's standard Master Agreement. |

<table>
<tr><td>Contract(s) Terms</td><td>The initial term of MARA's hosting contracts subject to this LOI will be three (3) years with 1-year extension periods unless either party provides 365 days' prior written notice of cancellation. Contract renewal or extension hosting rates shall not exceed a 3% increase.</td></tr>
<tr><td>Deposit Requirements</td><td>MARA will deposit two (2) months of estimated monthly hosting services fees upon contract signature for the procurement of energy from Independent Power Provider (IPP).</td></tr>
<tr><td>Batch Deployment Completion Schedule</td><td>
MARA / Compute North (CN) DEPLOYMENT SCHEDULE<br>
*560 units per container
<table>
<tr><th></th><th>MARA Units Received</th><th>Deployment Completion</th><th>CN Containers</th></tr>
<tr><td>Sep-21</td><td>8100</td><td>-</td><td>-</td></tr>
<tr><td>Oct-21</td><td>10500</td><td>8100</td><td>15</td></tr>
<tr><td>Nov-21</td><td>14700</td><td>10500</td><td>19</td></tr>
<tr><td>Dec-21</td><td>24500</td><td>14700</td><td>27</td></tr>
<tr><td>Jan-22</td><td>15200</td><td>14700</td><td>27</td></tr>
<tr><td>Feb-22</td><td>-</td><td>14700</td><td>27</td></tr>
<tr><td>Mar-22</td><td>-</td><td>10300</td><td>19</td></tr>
<tr><td>TOTAL</td><td>73000</td><td>73000</td><td>134</td></tr>
</table>
Subject to the risk factors identified below, the parties shall undertake all commercially reasonable efforts to achieve and accelerate the completion dates set forth in the Deployment Schedule.</td></tr>
<tr><td>Risk Factors</td><td>
• Land/Site Acquisition<br>
• Regulatory Affairs<br>
• Power Purchase Agreement (PPA)<br>
• Infrastructure Equipment Availability (medium voltage cables, containers, etc.)<br>
• Long Lead Time Equipment Procurement (substation, transformer, etc.)</td></tr>
<tr><td>Project Timeline Requirements</td><td>
• Binding LOI executed by May 21, 2021<br>
• Definitive Documents executed on or before May 31, 2021<br>
• Estimated Bridge Loans: Draws:<br>
    o $30M due by 6/1/2021<br>
    o Subsequent draws to be made to meet delivery and construction milestone payments upon 7 days notice in minimum draws of $5M</td></tr>
<tr><td>Carbon Neutral Target</td><td>Compute North shall collaborate with MARA to achieve a goal of 100% carbon neutral energy sources. Compute North's Hosting Fee includes up to $0.50/MWh in RECs, carbon offsets or other agreed-upon ESG/renewable instruments needed for MARA to achieve its carbon neutral requirements. Any cost of achieve the carbon neutral goals beyond the $0.50 credit provided by CN shall be borne by MARA.</td></tr>
<tr><td>Binding Commitment to Loan and Procure Services</td><td>MARA acknowledges and agrees that Company is relying upon its commitment to fund and lend the amounts set forth herein and that the Company is in turn making binding commitments to make payments to third parties in reliance thereon (the "Funding Commitment"). MARA further acknowledges and agrees that Company is relying upon its commitment to</td></tr>
</table>

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| | enter into the hosting and related agreements at the pricing and other material terms set forth herein for the three-year term specified herein (the "Procurement Commitment"). Upon MARA's execution of this LOI, MARA is expressly legally bound by the Funding Commitment and the Procurements Commitment as set forth herein. Neither party will publicly disclose any financial terms in this LOI prior to executing formal definitive agreements, notwithstanding the foregoing, the Company acknowledges and agrees that MARA will be permitted to file a Current Report on Form 8-K no later than May 27, 2021, disclosing all material terms of this LOI (including all financial terms) and shall file a copy of this LOI, in its entirety, with the Form 8-K. |
| Agreed and accepted on May 21, 2021.<br><br>**COMPUTE NORTH LLC**<br><br>By: [signature]<br>Name: Tad Piper<br>Title: Chief Financial Officer | Agreed and accepted on May 21, 2021.<br><br>**MARATHON DIGITAL HOLDINGS, INC.**<br><br>By: [signature]<br>Name: Fred Thiel<br>Title: Chief Executive Officer |